Surface Specialties
(A business of UCB Group)
Combined Special Purpose Financial Statements
December 31, 2004 and 2003

Surface Specialities
(A business of UCB Group)
--------------------------------------------------------------------------------
Index

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                                                                                                        Page

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Report of Independent Auditors........................................................................      1


Combined Special Purpose Statements of Assets and Liabilities to be Acquired
    As of December 31, 2004 and 2003..................................................................      2


Combined Special Purpose Statements of Direct Revenues and Expenses
    For the Years Ended December 31, 2004 and 2003....................................................      3


Notes to Combined Special Purpose Financial Statements ...............................................   4-28

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
Report of Independent Auditors

To the Board of Directors of Surface Specialties, a business of UCB Group:

We have audited the accompanying combined special purpose Statements of Assets and Liabilities to be Acquired of the Surface Specialties business (the "Company"), a business of UCB Group, as of December 31, 2004 and 2003, and the related combined special purpose Statements of Direct Revenues and Expenses for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and to present the assets sold and the liabilities assumed pursuant to the Stock and Asset Purchase Agreement between UCB SA and Cytec Industries Inc. (the "Agreement") as described in Note 1, and the direct revenues and direct expenses of the Company, and are not intended to be a complete presentation of the Company's financial position or results of operations.

However, in our opinion, based on our audits, the combined special purpose financial statements referred to above present fairly, in all material respects, the assets sold and liabilities assumed of the Company at December 31, 2004 and 2003 pursuant to the Agreement referred to in Note 1 and on the basis of presentation described in Note 2, and the Company's direct revenues and direct expenses for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15 to the combined special purpose financial statements, the Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," effective January 1, 2003.

Brussels, May 10, 2005

PricewaterhouseCoopers
Reviseurs d'Entreprises
Represented by


/s/ Emmanuele Attout
Partner

Surface Specialties
(A business of UCB Group)
Combined Special Purpose Statements of Assets and Liabilities to be Acquired
--------------------------------------------------------------------------------



 (Amounts in thousands)
                                                                                                  December  31,
                                                                                                 -----------------------
                                                                                            Note    2004        2003
                                                                                                 ----------- -----------
 Assets

 Current assets:
 Cash and cash equivalents                                                                      EUR  40,520  EUR 40,842
 Accounts receivables, net of allowance of                                                          190,002     204,482
      EUR 2,198 and EUR 3,736, respectively
 Inventories, net                                                                             6     160,923     138,333
 Other current assets                                                                         7      23,754      12,502
                                                                                                 ----------- -----------
 Total current assets                                                                               415,199     396,159

 Property, plant, and equipment, net                                                          8     344,637     364,480
 Investment in associated company                                                                     3,453       3,159
 Goodwill                                                                                    10     173,942     180,991
 Intangible assets, net                                                                      10      60,432      69,810
 Other non current assets                                                                            10,739       8,783

                                                                                                 ----------- -----------
 Total assets                                                                                  EUR 1,008,402  EUR 1,023,382
                                                                                                 ----------- -----------

 Liabilities

 Current liabilities:
 Accounts payables                                                                              EUR  98,289  EUR 91,064
 Restructuring liabilities                                                                   14       2,988      10,382
 Accrued expenses and other current liabilities                                              11      54,738      55,724
 Bank overdrafts                                                                                        890       1,386
 Short term borrowings                                                                               30,000      21,521
 Current portion of long term debt                                                           16       1,084       7,335
                                                                                                 ----------- -----------
 Total current liabilities                                                                          187,989     187,412

 Long term debt                                                                              16       7,517       9,226
 Provisions and other liabilities                                                            12      94,789      86,188

                                                                                                 ----------- -----------
 Total liabilities                                                                                  290,295     282,826
                                                                                                 ----------- -----------

 Commitments and contingencies                                                               19

 Minority interest                                                                                    1,968       1,813

                                                                                                 ----------- -----------
 Net assets to be sold pursuant to the Agreement                                             EUR    716,139 EUR 738,743
                                                                                                 ----------- -----------

  The accompanying notes are an integral part of the combined special purpose financial statements.

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                                       2
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Surface Specialties
(A business of UCB Group)
Combined Special Purpose Statements of Direct Revenues and Expenses
--------------------------------------------------------------------------------


                                                                                                   For the Years Ended
                                                                                                        December 31,
                                                                                                   ---------------------
 (Amounts in thousands)                                                                       Note     2004      2003
                                                                                                   ----------- ---------

 Direct revenues                                                                              EUR  1,083,457 EUR 986,651

 Direct cost of sales                                                                                (839,714) (767,001)
                                                                                                   ----------- ---------

 Direct gross profit                                                                                  243,743   219,650

 Direct operating expenses:
 Direct selling, general and administrative expenses                                                 (124,133) (137,509)
 Direct research and development expenses                                                             (29,989)  (37,771)
 Restructuring expenses                                                                        14         214   (13,699)
                                                                                                   ----------- ---------
 Total direct operating expenses                                                                     (153,908) (188,979)
                                                                                                   ----------- ---------

 Direct operating income                                                                               89,835    30,671

 Direct other income (expense):
 Direct other income, net                                                                               3,809     3,935
 Direct interest expense                                                                               (1,471)   (1,479)
 Equity in net income of associated company                                                               663       607
                                                                                                   ----------- ---------
 Total direct other expenses                                                                            3,001     3,063

 Excess of direct revenues over direct expenses                                                        92,836    33,734
 before minority interest and cumulative effect
 of change in accounting principles

 Minority interest                                                                                       (923)     (774)
                                                                                                   ----------- ---------

 Excess of direct revenues before cumulative effect                                                    91,913    32,960
 of change in accounting principles

 Cumulative effect of change in accounting principles                                          15           -    (6,772)

                                                                                                   ----------- ---------
 Excess of direct revenues over direct expenses
                                                                                                EUR    91,913 EUR 26,188
                                                                                                   ----------- ---------

   The accompanying notes are an integral part of the combined special purpose financial statements.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements
--------------------------------------------------------------------------------

1. Business

Surface Specialties (the "Company") is a business of UCB Group ("UCB"), which is engaged in the development, manufacture and marketing of a specific range of resins and additives mainly for industrial uses. Its largest markets include the automotive, graphic arts, construction, and industrial products sectors.

On October 1, 2004, UCB announced that it has signed an agreement to sell its Surface Specialties business to Cytec Industries Inc. ("Cytec"). On February 28, 2005 Cytec purchased all of the issued and outstanding shares of capital stock of Surface Specialties S.A. and 6.0% of the shares of Surface Specialties Holding Germany GmbH and purchased certain assets and assumed certain liabilities of UCB pertaining to the Surface Specialties business pursuant to the Stock and Asset Purchase Agreement dated October 1, 2004, as amended on January 4, 2005, February 5, 2005 and February 28, 2005 (the "Agreement") between UCB and Cytec.

The Company conducts business in Europe (primarily Germany, Belgium, Austria and Italy) North and South America (primarily the United States of America and Brazil) and Asia (primarily China and Malaysia).

2. Basis of presentation

The Combined Special Purpose Statements of Assets and Liabilities to be
Acquired and the Combined Special Purpose Statements of Direct Revenues and Expenses consist of account balances specifically identified by UCB's management. The accompanying special purpose financial statements were prepared to present only certain assets to be sold to and liabilities to be assumed by Cytec pursuant to the Agreement; and the revenues and expenses related to the Surface Specialties business of UCB. While these special purpose financial statements were prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), they are not intended to be a complete presentation of the assets, liabilities, revenues, and expenses of the Surface Specialties business, had this been a stand alone business.

The Combined Special Purpose Statements of Assets and Liabilities to be Acquired include only those assets and liabilities that are included in the Agreement. To the extent that assets and liabilities included in the Agreement existed at December 31, 2004 and 2003, the US GAAP carrying values at those dates were included in the Combined Special Purpose Statements of Assets and Liabilities to be Acquired; and to the extent assets and liabilities existed at December 31, 2004 and 2003, but no longer existed at the acquisition date, but were of a nature such that they would have been included in the categories of assets and liabilities to be acquired in the Agreement (e.g., receivables and payables in the ordinary course of business subsequently settled), such assets and liabilities have also been included in the Combined Special Purpose Statements of Assets and Liabilities to be Acquired. Additionally, the Combined Special Purpose Statements of Direct Revenues and Expenses exclude the methyalmines and films business of UCB, which were sold in September 2003 and September 2004, respectively, and were historically part of the Surface Specialties sector since 2002.

In February 2003, the Company completed the acquisition of the resins, additives and adhesives activities of Solutia, Inc ("Solutia"). Pre-acquisition financial statements for the business acquired by UCB from Solutia have not been provided. The Solutia business is included in these combined special purpose statements of the Surface Specialties business for the eleven month period ended December 31, 2003 and for the year ended December 31, 2004.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------


The Combined Special Purpose Statements of Direct Revenues and Expenses include revenues generated by the Company, expenses directly attributable to the Company, and attributions of certain operating costs incurred within UCB relating to the Surface Specialties business. Direct expenses include sales and marketing, depreciation, and other expenses directly attributable to the Company, but do not include any allocation of general costs incurred for certain administrative support, such as treasury, finance, tax, human resource, legal, and certain other administrative services, nor any allocation of income taxes. UCB uses a centralized administrative support function approach, and management believes that any allocation of these general costs to the Company is arbitrary. As such, no allocations of general corporate costs have been included in the Combined Special Purpose Statements of Direct Revenues and Expenses. In addition, UCB's systems and procedures do not provide sufficient information for the preparation of stand-alone income taxes of the Surface Specialties business; therefore, these amounts have been excluded from the Combined Special Purpose Statements of Direct Revenues and Expenses.

UCB uses a centralized approach to cash management and the financing of its Surface Specialties business operations located in Belgium and United States of America. Under UCB's centralized cash management system, cash requirements of these operations are provided directly by UCB, and cash generated by these Surface Specialties operations are remitted directly to UCB. Transaction systems used to record and account for cash transactions are provided by a centralized company outside the defined scope of these Surface Specialties operations. Additionally, the treasury function of certain subsidiaries of the Company are commingled with other operations in the Surface Specialties sector. Given that overall cash receipts and disbursements relating to these operations of the Surface Specialties business are aggregated with the cash activity for all of UCB and/or other operations of UCB, combined statements of cash flows have not be prepared. However, disclosures of information about operating, investing, and financing cash flow activities relating to the Company have been included in the accompanying notes (Note 5).

The combined special purpose financial statements included herein are not indicative of the financial position and results of operations of the Surface Specialties business on a historic basis or for future periods due to the changes in the business and the omission of various operating expenses.

All amounts are reflected in thousands of euros ("EURs") unless otherwise stated.

3. Significant accounting policies

A summary of the significant accounting policies used in the preparation of the accompanying combined special purpose financial statements is as follows:

Principles of combination
The combined special purpose financial statements were prepared to present only the historical balances of certain assets to be sold to and liabilities to be assumed by Cytec pursuant to the Agreement; and the historical results of revenues and expenses related to the Surface Specialties business of UCB. All intercompany transactions among the Surface Specialties business have been eliminated; and transactions with non Surface Specialties operations of UCB and its subsidiaries have not been eliminated. However, pursuant to the Agreement, Cytec will not acquire the Company's receivables from or payables to UCB and its subsidiaries; therefore these balances are not reflected in the Combined Special Purpose Statements of Assets and Liabilities to be Acquired.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

Revenue recognition
The Company recognizes revenue when persuasive evidence of a sale arrangement exists, delivery has occurred, the sales price is fixed and determinable, and collectibility is reasonably assured. These criteria are generally met when finished products are shipped to the customers and both title and the risks and rewards of ownership are transferred, or services have been rendered and accepted.

Sales to other UCB businesses are included in Direct revenues in the Combined Statements of Direct Revenues and Expenses (Note 4).

Direct cost of sales
Direct cost of sales include all variable and fixed costs associated with producing the product, including raw materials, packaging supplies, direct labor, indirect labor, the cost of goods purchased from third parties and fixed factory overheads including depreciation.

Direct selling, general and administrative costs
Direct selling costs include those costs specifically identifiable to the selling and marketing, including advertising, promotions, and market research, of the products of the Surface Specialties business. Direct general and administrative costs include costs specifically identifiable to the Surface Specialties business, including finance, IT and human resources services.

Cash and cash equivalents
Cash and cash equivalents include all highly liquid investments with original maturity dates of three months or less when purchased. As discussed in
Note 2, during the periods covered by these combined special purpose financial statements, treasury activities at UCB were generally centralized for certain operations such that cash collections by these Surface Specialties businesses were automatically remitted to UCB. Reported cash and cash equivalents relate to local cash on hand or local cash in bank accounts of the Surface Specialties business. Pursuant to the Agreement, each legal entity of the Surface Specialties business has a maximum amount of cash to be included in the closing of the sale. In aggregate, the maximum amount of acceptable cash to be acquired is EUR 92,500.

Accounts receivable
Accounts receivable are stated at face value less a provision for doubtful receivables determined on a customer specific basis, if deemed necessary.

Inventories
Inventories are stated at the lower of cost or market, with cost being determined using standard costs, which approximates weighted average cost. The cost of work in process and finished goods comprise all the costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The conversion costs include the cost of production and the related fixed and variable production overhead costs, inclusive of depreciation.

Property, plant and equipment
Property, plant and equipment are stated at cost. Additions and improvements that extend the lives of depreciable assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the results of operations. The Company's buildings are depreciated over a period of 20-33 years, machinery and equipment is depreciated over a period of 7-15 years, and furniture and fixtures are depreciated over a period of 7 years. All depreciation is on a straight-line basis. Maintenance and repair expenditures are charged to expense in the period incurred; replacements, renewals and betterments are capitalized.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

Goodwill and other intangible assets
Acquisitions of companies are accounted for using the purchase method of accounting. Goodwill represents the excess of the purchase costs over the fair value of assets less liabilities of acquired companies. Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142") requires that intangible assets not subject to amortization and goodwill be tested for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value may not be recoverable. SFAS No. 142 prescribes a two-phase process for impairment testing of goodwill. First, the reporting unit's fair value is compared to its carrying value to determine if an impairment exists. If necessary, the second step of the goodwill impairment test is used to measure the amount of the impairment loss. Amortization of goodwill and intangible assets with indefinite lives, including such assets recorded in past business combinations, ceased upon adoption. Thus, no amortization for such goodwill and indefinite-lived intangibles was recognized in the accompanying Combined Special Purpose Statements of Direct Revenues and Expenses for the years ended December 31, 2004 and 2003. Additionally, no impairment was recognized for goodwill or indefinite lived intangible assets for the years ended December 31, 2004 or 2003.

Intangible assets with finite lives are amortized over their estimated useful lives as shown below:

                                                        Useful life
                                                        -----------
             Customer contracts                            8 years
             Licenses                                      5 - 20
             Patents                                         10
             Trademarks                                   15 - 20

Investment in associated company
All majority-owned subsidiaries and affiliates over which the Company has financial and operating control and variable interest entities ("VIE"s) in which the Company has determined it is the primary beneficiary are included in the combined special purpose financial statements. All intercompany balances and transactions have been eliminated. The Company accounts for all other unconsolidated joint ventures using the equity method of accounting. Accordingly, the Company's share of the earnings of these joint ventures and companies is included in Excess of direct revenues over direct expenses in the Combined Special Purpose Statements of Direct Revenues and Expenses. The Company has a 50% interest in SK UCB Co., Ltd., which is accounted for under the equity method of accounting as it is neither majority-owned nor controlled by the Company. The Company did not have any significant product sales to SK UCB Co., Ltd. during the periods presented.

Fair value disclosure
The carrying value of receivables, prepaid expenses, and current liabilities approximates fair value because of the short maturity of these instruments.

Impairment of long-lived assets
In accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), the Company reviews for impairment whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, the loss is recognized in the Combined Special Purpose Statements of Direct Revenues and Expenses.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

Asset retirement obligations
The Company adopted SFAS No. 143, "Accounting for Asset Retirement
Obligations" ("SFAS No. 143") as of January 1, 2003. This statement requires entities to record the fair value of a legal liability for an asset retirement obligation in the period it is incurred. The removal cost is initially capitalized and depreciated on a straight line basis over the remaining life of the underlying asset, while the interest component of the liability is accreted over the remaining period until settlement is expected to occur. Once the obligation is ultimately settled, any difference between the final cost and the recorded liability is recognized as income or loss on disposition.

Environmental matters
Environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible are expensed as incurred. Expenditures that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. The Company records a liability at the time when it is probable that the Company will be obligated to pay amounts and such amounts can be reasonably estimated. The Company's estimated liability is reduced to reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. The estimated liability of the Company is not discounted or reduced for possible recoveries from insurance carriers.

Contingencies
The Company accrues for contingencies, including legal proceedings and claims arising out of its businesses that cover a wide range of matters, including, among others, environmental matters, contract and employment claims, and warranties, in the period when it becomes probable that a liability has been incurred and the amount is estimable. Amounts are accrued and updated based on specific circumstances as applicable.

Research and development costs
Research and development costs are expensed as incurred and include salaries, administrative expenses, contractor fees, pilot plants and engineering.

Software development costs
Software development costs related to the preliminary project stage and the post-implementation/ operations stages (as defined in Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use") in an internal-use computer software development project are expensed as incurred. Certain direct costs related to the development and implementation of internal-use software are capitalized and amortized over the estimated useful life of the software. The estimated average useful lives to amortize these capitalized costs are between 3 and 5 years.

Shipping and handling costs
The Company classifies all amounts billed to customers for freight as Direct revenue and all freight expenses as Direct cost of sales.

Incentive programs
The Company accrues for customer volume discounts based upon an estimated refund obligation, and records such discounts as a reduction of Direct revenue. The Company accrues for vendor discounts based upon an estimated refund, and records such refunds as a reduction of Direct cost of sale.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

Pension benefits
The Company accounts for the costs of pension plans in accordance with SFAS No. 87, "Employers' Accounting for Pensions."

Income taxes
The Company has historically been a part of UCB's global tax reporting structures and has not filed separate income tax returns solely for the Surface Specialties business. UCB's systems and procedures do not provide sufficient information for the preparation of stand-alone income taxes. Where the transaction was effected as a share transaction, deferred tax assets and liabilities are to be acquired and are reflected as a component of Net assets to be sold pursuant to the Agreement in the Combined Special Purpose Statements of Assets and Liabilities to be Acquired for purposes of these combined special purpose financial statements.

Stock-based compensation
Certain Surface Specialties employees participate in UCB's Stock Option
Plan. The Company accounts for stock-based compensation by applying Accounting Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued to Employees", as permitted under SFAS No. 123, "Accounting for Stock-based Compensation," as amended by SFAS No. 148, "Accounts for Stock-Based Compensation Transition and Disclosure" ("SFAS No. 123").

For SFAS No. 123 purposes, the fair value of each option granted annually under the plan between 1999 and 2004 is estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for options granted in 2004 and 2003: expected volatility of 25%, risk-free interest rate of 5%, and an expected life of 10 years. The weighted average per-share fair values at date of grant for options granted during 2004 and 2003 were estimated to be (euro)16.23 and (euro)11.37, respectively. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options vesting periods.

The following table illustrates the effect on the Excess of direct revenues over direct expenses if the Company had applied the fair value recognition provisions of SFAS No. 123:


                                                         For the Years Ended
                                                              December 31,
                                                        -----------------------
                                                           2004        2003
                                                        ----------- -----------

     Excess of direct revenues over direct expenses,
      as reported                                      EUR  91,913  EUR 26,188
     Add: Stock-based compensation, as reported                 10          33
     Deduct: Total stock-based compensation
      determined
      under fair value based method for all awards            (885)       (986)
                                                        ----------- -----------
     Pro-forma excess of direct revenues over
      direct expenses                                   EUR 91,038  EUR 25,235
                                                        ----------- -----------

Pursuant to the Agreement, outstanding options will not be assumed by the purchaser of the Surface Specialties business. Satisfying the terms of the outstanding option agreements to Surface Specialties employees will remain the responsibility of UCB.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

Foreign currency translation
Amounts in foreign currencies are translated into euros using the exchange rate at each period end for assets and liabilities and the weighted-average exchange rate for the period for revenues and expenses. Monetary assets and liabilities denominated in foreign currencies are restated into the local currency at prevailing exchange rates at the period end.

Concentration of business risk
Financial instruments which potentially subject the Company to concentrations of credit risk are principally accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the geographical spread of the Company's activities and the diversity of its customers. The Company performs ongoing evaluations of its customers' financial condition, monitors its exposure for credit losses and maintains allowances for anticipated losses.

The Company's top five customers accounted for approximately 23% of 2004 and 2003 Direct revenues. A single customer constituted 11% of 2004 and 2003 Direct revenues, and 7% and 6% of Accounts receivable as of December 31, 2004 and 2003, respectively.


Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent and other liabilities at the date of the combined special purpose financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management reviews its estimates based upon currently available information. Actual results could differ from those estimates.

Recent accounting pronouncements
In March 2005, the Financial Accounting Standards Board ("FASB") Staff issued Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 clarifies the term conditional asset retirement obligation as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations" as well as other issues related to asset retirement obligations. FIN 47 is effective for fiscal years ending after December 15, 2005. The Company is in the process of determining if this interpretation will have any impact on its financial statements.

In December 2004, the FASB issued a revised SFAS No. 123(R), "Share-Based Payment - an Amendment of FASB Statements No. 123 and 95" ("SFAS No. 123(R)"). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services or incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments, focusing primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions) and recognize the cost over the period during which an employee is required to provide service in exchange for the award. The Company is required to adopt SFAS No. 123(R) effective January 1, 2006 and is currently in the process of evaluating the impact of SFAS No. 123(R).

In November 2004, FASB issued SFAS No. 151, "Inventory Costs -- an amendment of ARB No. 43, Chapter 4" ("SFAS No. 151"). This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of abnormal. In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company is currently in the process of evaluating the impact of SFAS No. 151.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

4. Related party transactions

The combined special purpose financial statements include transactions with affiliated companies. The Company entered into transactions with UCB and its subsidiaries for the sale of inventory for the combined special purpose financial statement periods presented. Product transfers between the Company and UCB were made at various transfer prices. However, pursuant to the Agreement, Cytec will not acquire the Company's receivables or payables to UCB and its subsidiaries; therefore these balances are not reflected in the Combined Special Purpose Statements of Assets and Liabilities to be Acquired.

Sales to UCB and its subsidiaries represented approximately EUR 2,988 and EUR 3,228 and cost of sales to UCB and its subsidiaries represented approximately EUR 2,716 and EUR 2,935, for the years ended December 31, 2004 and 2003, respectively. These amounts are reported in Direct revenues and Direct cost of sales in the Combined Special Purpose Statements Direct Revenues and Expenses.

Certain subsidiaries of the Company purchased inventory and services from the major shareholders in SK UCB Co., Ltd. and Daicel-UCB Co., Ltd., a majority owned subsidiary, of approximately EUR 6,643 and EUR 6,606, for the years ended December 31, 2004 and 2003, respectively.

Certain subsidiaries of the Company purchased inventory from Cytec of approximately EUR 350 and EUR 1,906, for the years ended December 31, 2004 and 2003, respectively.

5. Cash flow information

UCB uses a centralized approach to cash management and the financing of its Surface Specialties business operations located in Belgium and United States of America. Under UCB's centralized cash management system, cash requirements of these Surface Specialties business are provided directly by UCB, and cash generated by these Surface Specialties operations are remitted directly to UCB. Additionally, the treasury functions of certain subsidiaries of the Company are commingled with other operations in the Surface Specialties sector. As such, the Company is not able to provide information relating to certain financing activities on a gross basis as required by SFAS No. 95, "Statement of Cash Flows" ("SFAS No. 95"). As the Company is not able to provide a full cash flow statement that is compliant with SFAS No. 95, cash flow information relating to the operating, investing, and financing activities of the Company have been provided to the extent available as follows:

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

                                                     For the Years Ended December 31,

                                                     -----------------------------
                                                          2004           2003
                                                     -------------- --------------

Cash flows from operating activities:
Direct revenues over direct expenses                  EUR   91,913  EUR    26,188
 Adjustments to reconcile excess of direct revenues
  over direct expenses to net
  cash provided by operating activities:
 Depreciation and amortization expense                      47,488         50,034
 Impairment on fixed assets                                    893          2,585
 Provision for environmental reserves                        1,734          3,349
 Restructuring charge (reversal)                              (214)        13,699
 Increase in the allowance for bad debts                    (1,498)           127
 Loss on disposal of property, plant and equipment             765          1,054
 Change in accounting principles                                 -          6,772
 Minority interest                                             923            774
 Equity in net income of associated company                   (663)          (607)
 Write-off of acquired in process research and
  development                                                    -          3,362
 Changes in operating assets and liabilities net of effects from acquisitions:
 Accounts receivable                                        12,171        (23,509)
 Inventory                                                 (27,533)        (2,227)
 Other assets                                              (14,275)        39,114
 Accounts payable                                            9,830          2,707
 Restructuring liabilites                                   (5,761)        (4,237)
 Accrued expenses and other current liabilities               (209)        (2,611)
 Provisions and other liabilities                            5,479           (187)
                                                     -------------- --------------
 Net cash provided by operating activities                 121,043        116,387
                                                     -------------- --------------

Cash flows from investing activities:
 Purchases of property, plant and equipment                (27,728)       (33,478)
 Proceeds from disposal of property, plant and
  equipment                                                    284            157
 Purchase of intangibles                                      (787)          (459)
 Dividends received from associated companies                  558            676
 Acquisition of business, net of cash received                   -       (513,523)
                                                     -------------- --------------
 Net cash used in investing activities                     (27,673)      (546,627)
                                                     -------------- --------------

Cash flows from financing activities:
 Net borrowings on overdrafts and short-term
  borrowings                                                 9,790          5,325
 Proceeds from long term debt                                    -          7,923
 Repayments of long term debt                               (7,089)        (1,426)
 Net movement in net assets                                (96,120)       452,090
                                                     -------------- --------------
 Net cash provided by / (used in) financing
  activities                                               (93,419)       463,912
                                                     -------------- --------------

Effect of exchange rate changes                               (273)        (1,169)
                                                     -------------- --------------

Net increase (decrease) in cash and cash equivalents          (322)        32,503

Cash and cash equivalents at beginning of year              40,842          8,339
                                                     -------------- --------------

Cash and cash equivalents at end of year              EUR   40,520  EUR    40,842
                                                     -------------- --------------

Supplemental disclosure of cash flow information:
 Cash paid during the year for interest               EUR    1,564  EUR     1,392

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

6. Inventories

Inventories consisted of the following:


                                                    December 31,
                                              ------------------------
                                                    2004         2003
                                              ----------- ------------

Finished goods                              EUR  108,499   EUR 96,328

Work in process                                    7,480        6,635
Raw materials and supplies                        44,944       35,370
                                              ----------- ------------
Total inventory                             EUR  160,923   EUR 138,333
                                              ----------- ------------

The total inventory amounts are netted against a provision for obsolete inventory of EUR 5,448 and EUR 4,315, at December 31, 2004 and 2003, respectively.


7. Other current assets

Other current assets consisted of the following:

                                                    December 31,
                                              ------------------------
                                                 2004         2003
                                              ----------- ------------

VAT receivable                                 EUR 4,914   EUR  2,026
Rebates receivable                                 2,459        1,390
Miscellaneous receivables                          4,724        4,464
Prepaid insurance                                  3,418        1,879
Prepaid pension benefit cost                       1,434        1,298
Deferred costs                                     3,206            -
Other                                              3,599        1,445
                                              ----------- ------------
Total                                         EUR 23,754   EUR 12,502
                                              ----------- ------------

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

8. Property, plant and equipment, net

Property, plant, and equipment consisted of the following:


                                                   December 31,
                                              -----------------------
                                                 2004        2003
                                              ----------- -----------

Land                                          EUR 41,236  EUR 41,842
Buildings                                        138,733     140,293
Machinery and equipment                          386,830     388,645
Office equipment and vehicles                     26,592      26,400
Construction in progress                          13,396       6,961
                                              ----------- -----------
Total cost                                       606,787     604,141

Less accumulated depreciation                   (262,150)   (239,661)

                                              ----------- -----------
Property, plant, and equipment, net          EUR 344,637 EUR 364,480
                                              ----------- -----------

Depreciation expense was EUR 38,168 and EUR 40,478 for the years ended December 31, 2004 and 2003, respectively.

The Company recorded impairment charges of EUR 893 for the year ended
December 31, 2004 related to the write down of a lab building in Dijon, France, and machinery and equipment in Wiesbaden, Germany; and EUR 2,585 for the year ended December 31, 2003 related to the write down of an incinerator in Shanghai, China. The impairment charges are reflected in Direct cost of sales on the Combined Special Purpose Statements of Direct Revenues and Expenses and were based on the estimated fair value of the assets determined by discounting the expected future cash flows.


9. Acquisitions

In February 2003, the Company completed the acquisition of the resins, additives and adhesives activities from Solutia for USD 555,500 (EUR 513,523). The excess of the aggregate purchase price over the fair value of net assets acquired was approximately EUR 185,786. The results of operations purchased from Solutia have been included in the Company's Combined Special Purpose Statements of Direct Revenues and Expenses since the acquisition date.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of Solutia acquisition.



                               February 1, 2003
                               -----------------

Current assets                  EUR     179,381
Property, plant, and
 equipment                              212,918
Intangible assets                        80,092
Other long term assets                   45,053
                               -----------------
Total assets acquired                   517,444
                               -----------------
Current liabilities                      86,184
Long-term liabilities                   103,523
                               -----------------
Total liabilities assumed               189,707
                               -----------------
Net assets acquired             EUR     327,737
                               -----------------


Identified intangible assets are comprised of technology patents, customer contracts, trademarks, in-process research and development and other intangibles and were valued at EUR 33,123, EUR 29,569, EUR 13,020, EUR 3,362 and EUR 1,018, respectively. The acquired in-process research and development was written-off at the date of acquisition and is reflected in Direct research and development expenses on the Combined Special Purpose Statements of Direct Revenues and Expenses.


10. Goodwill and intangible assets

A reconciliation of the changes in goodwill is depicted below:


                                                    December 31,
                                              ------------------------
                                                  2004         2003
                                              ----------- ------------

Beginning balance                            EUR 180,991   EUR  5,041
Acquisitions                                           -      185,786
Impact of change in exchange rates                (7,049)      (9,836)
                                              ----------- ------------
                                             EUR 173,942   EUR 180,991
                                              ----------- ------------

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

The following table presents intangible assets and the related accumulated amortization balances:


                           December 31, 2004                    December 31, 2003
                 ------------------------------------- ------------------------------------
                     Gross                                Gross
                   Carrying    Accumulated Net Carrying Carrying   Accumulated Net Carrying
                    Amount     Amortization  Amount      Amount    Amortization   Amount
                 ------------- ----------------------- ----------- ------------------------

Finite life
 intangible
 assets:
 Customer
  contracts     EUR    25,161 EUR  (6,128) EUR 19,033  EUR 25,952  EUR (3,188)  EUR 22,764
 Licenses              13,247      (9,704)      3,543      13,407      (8,334)       5,073
 Patents               33,167      (6,354)     26,813      33,138      (3,038)      30,100
 Trademarks            11,718      (1,588)     10,130      12,096        (722)      11,374
 Other                  3,661      (2,748)        913       3,343      (2,844)         499
                 ------------- ----------- ----------- ----------- ----------- ------------
  Total         EUR    86,954 EUR (26,522) EYR  60,432 EUR 87,936  EUR(18,126)  EUR 69,810
                 ------------- ----------- ----------- ----------- ----------- ------------

Amortization expense of intangible assets for the years ended December 31, 2004 and 2003 was EUR 9,320 and EUR 9,556, respectively.

Estimated future amortization expense for the years 2005 through 2009 is EUR 9,077, EUR 7,497, EUR 7,361, EUR 7,238 and EUR 7,277, respectively. The Company does not have intangibles with indefinite useful lives other than goodwill.


11. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:


                                                    December 31,
                                              ------------------------
                                                 2004         2003
                                              ----------- ------------

Salaries, wages and commissions             EUR   16,885  EUR  19,388
Bonuses                                           11,027        9,280
VAT and other taxes payable                        2,534        3,689
Accrued customer rebates                          10,973       12,799
Accrued revenue                                    3,835            -
Accrued royalties                                     25        1,521
Accrued freight                                    1,880        1,376
Other                                              7,579        7,671
                                              ----------- ------------
Total                                      EUR    54,738  EUR  55,724
                                              ----------- ------------

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

12. Provisions and other liabilities

Provisions and other liabilities consisted of the following:


                                                    December 31,
                                              ------------------------
                                                2004         2003
                                              ----------- ------------

Pensions and other employee benefits             R
                                             EUR  41,909  EUR  34,109
Environmental reserve                             29,755       28,486
Asset retirement obligation                       20,376       18,984
Restructuring reserve                              1,398        3,670
Other                                              1,351          939
                                              ----------- ------------
Total
                                             EUR  94,789  EUR  86,188
                                              ----------- ------------

13. Employee benefit plans

The Company has a number of retirement plans covering substantially all employees in Belgium, Germany, Spain, Austria and the United States of America in addition to plans offered in other countries. The Company provides both defined benefit and defined contribution plans. The defined benefit pension plans pay benefits to employees at retirement using formulas based upon years of service and compensation rates near retirement. The Company uses a December 31 measurement date for its defined benefit plans and other employee benefits.


         Change in Benefit Obligation for the Years Ended December 31:

                                             Defined Benefit Plans
                                            -----------------------
                                               2004        2003
                                            ----------- -----------
Benefit obligation at beginning of year     EUR 83,908  EUR 34,234
 Service cost                                    4,064       3,432
 Interest cost                                   4,266       3,882
 Employee contributions                            443         390
 Actuarial (gain) loss                           4,025       4,386
 Plan amendments                                 3,166           -
 Plan curtailments                                 (47)          -
 Benefits paid                                  (6,184)     (4,685)
 Premiums paid                                     (70)        (69)
 Net transfer in resulting from acquisitions         -      44,185
 Exchange rate changes                            (956)     (1,847)
                                            ----------- -----------
Benefit obligation at end of year           EUR 92,615  EUR 83,908
                                            ----------- -----------

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

             Change in Plan Assets for the Years Ended December 31:

                                             Defined Benefit Plans
                                            -----------------------
                                                2004        2003
                                            ----------- -----------
Fair value of plan assets at
 beginning of year                          EUR 54,255  EUR 26,125
 Actual return on plan assets                    3,886       3,584
 Employer contributions                          5,724       4,651
 Employee contributions                            443         390
 Benefits paid                                  (6,184)     (4,685)
 Premiums paid                                     (70)        (69)
 Net transfer in resulting from acquisitions         -      25,552
 Exchange rate changes                            (728)     (1,293)
                                            ----------- -----------
Fair value of plan assets at end of year    EUR 57,326  EUR 54,255
                                            ----------- -----------


                          Funded Status at December 31:

                                               Defined Benefit Plans
                                              -----------------------
                                                  2004        2003
                                              ----------- -----------

  Assets in excess of benefit obligation
    obligation(benefit obligation in excess of
               assets)                       EUR (35,289) EUR(29,653)
  Unrecognized net transition obligation              75         196
  Unrecognized prior service cost                  2,297          29
  Unrecognized net (gain) loss                    10,002       7,449
                                              ----------- -----------
  Prepaid (accrued) benefit cost             EUR (22,915) EUR(21,979)
                                              ----------- -----------


        Amounts Recognized in the Combined Special Purpose Statements of Assets and Liabilities to be Acquired at December 31, consist of:

                                             Defined Benefit Plans
                                            -----------------------
                                               2004        2003
                                            ----------- -----------

Prepaid benefit cost                        EUR  1,434  EUR  1,298
Accrued benefit liability                      (29,242)    (24,852)
Intangible asset                                 2,285         100
Accumulated other comprehensive income
 (included in Net assets to be sold)             2,608       1,475
                                            ----------- -----------
Net amount recognized                       EUR(22,915) EUR(21,979)
                                            ----------- -----------

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

             Weighted Average Assumptions Used to Determine Benefit
                           Obligations at December 31:

                                           Defined Benefit Plans
                                       ------------------------------
                                          2004            2003
                                       -----------  -----------------

Discount rate                             4.8%            5.2%

Rate of compensation increase             4.6%            4.6%



                Components of Net Periodic Benefit Cost/(Income)
                        for the Years Ended December 31:

                                             Defined Benefit Plans
                                            -----------------------
                                               2004        2003
                                            ----------- -----------

Service cost                                EUR  4,064  EUR  3,432
Interest cost                                    4,266       3,882
Expected return on assets                       (3,080)     (2,759)
Amortization of transition amount                  122         152
Amortization of prior service cost                 895           3
Amortization of net actuarial (gain)/loss          581         (96)
Curtailment gain                                   (47)          -
                                            ----------- -----------
Net periodic benefit cost/(income)          EUR  6,801  EUR  4,614
                                            ----------- -----------



          Weighted Average Assumptions Used to Determine Net Periodic
                  Benefit Cost for the Years Ended December 31:

                                             Defined Benefit Plans
                                            -----------------------
                                               2004        2003
                                            ----------- -----------

Discount rate                                      5.2%        5.4%

Expected rate of return                            5.6%        5.6%

Rate of compensation increase                      4.6%        4.6%

The expected rate of return on the plan assets is based upon the planned allocation of investments between equities, bonds and other products and the expected rates of returns of 7.2%, 4.8% and 4.5% respectively, for each category.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

Plan Assets

The weighted average asset allocation for the Company's pension plans at December 31, 2004 and 2003, by asset category are as follows:


                                                 Plan Assets
                                                December 31,
                                             -------------------
Asset Category                                  2004      2003
                                             --------- ---------
Equity securities                                  37%       38%
Debt securities                                    56%       57%
Other                                               7%        5%
                                             --------- ---------
  Total                                           100%      100%
                                             --------- ---------

The investments for the defined benefit pension plans are generally allocated on a weighted average basis between 38% and 52% in equity securities, 49% to 57% in debt securities and 3% to 7% in other investments. Management monitors the expected timing of the cash outflows that will be required under the plan in order to invest in debt securities of a similar duration. Investments are generally made in local currency based instruments in order to limit the foreign currency risk.

The accumulated benefit obligation for all defined benefit plans was EUR
74,929 and EUR 67,516 at December 31, 2004 and 2003, respectively. The assets, projected benefit obligation and accumulated benefit obligation for the pension plans with accumulated benefit obligations in excess of plan assets, were EUR 177, EUR 26,428 and EUR 25,117, respectively, as of December 31, 2004, and EUR 7,313, EUR 31,271 and EUR 27,269, respectively, as of December 31, 2003.

At December 31, 2004 and 2003, the Company has included within Accrued expenses and other current liabilities in the Combined Special Purpose Statements of Assets and Liabilities to be Acquired amounts of EUR 3,661 and EUR 5,320, respectively, for payments expected to be funded by the Company in 2005 and 2004, respectively, relating to all of its defined benefit plans.

The Company also has a 401k savings plan that covers certain employees in the United States of America. Eligible participants who earn less than USD 90 per year may contribute up to 50% of their compensation while those that earn more than USD 90 may contribute up to 13% of their compensation. Participant contributions, up to 6% of pay, are matched by the Company at a rate of 75%. The Company made contributions to this plan of EUR 629 and EUR 572 during the years ended December 31, 2004 and 2003, respectively.

Certain members of top management located in Belgium are eligible to contribute 50% of their corporate performance related bonus to a deferred compensation plan. The Company made contributions to this plan of EUR 616 and nil during the years ended December 31, 2004 and 2003, respectively.

The Company also has other employee benefits, including jubilee plans that provide anniversary payments to certain participants in Belgium, Austria and Germany depending upon the number of years of service; termination indemnities in Korea and Austria; deferred compensation plans in Spain and a TFR plan in Italy. At December 31, 2004 and 2003, the Company has recorded an aggregate obligation of EUR 16,328 and EUR 14,577, respectively, for these other employee benefits.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------


14. Restructuring actions

During 2003, the Company recorded charges for restructuring of EUR 13,699 for future estimated costs associated with office closures, contract fees and the cost of severance benefits for the involuntary termination of employees. The restructuring charges were primarily comprised of employee severance costs, amounting to EUR 12,707 for the termination of approximately 250 employees in multiple geographical locations.

Additionally in 2003, the company recorded a restructuring accrual relating to the acquisition of Solutia in accordance with EITF 95-3, "Recognition of Liabilities in Connection with Purchase Business Combination" amounting to EUR 4,590. The merger and integration costs are primarily comprised of employee severance costs in the amount of EUR 3,480 for the termination of approximately 65 employees and obligations for relocation costs in the amount of EUR 750.

During 2004, the Company recorded charges for restructuring of EUR 1,909 for future estimated costs associated with the termination of approximately 30 employees. Additionally, the Company released EUR 1,322 of the restructuring reserves recorded in 2003 for personnel costs as a result of voluntary resignations and changes in the estimated liability; and released EUR 801 in other restructuring charges related to adjustments to estimated costs to settle contractual obligations for certain tolling and lease agreements. The Company also reclassified EUR 1,616 to Pensions and other employee benefits as employees entered the related defined benefit plan and are included in the SFAS 87 pension calculation as of December 31, 2004.

Activity and reserve balance related to restructuring actions for the years ended December 31, 2004 and 2003 are as follows:


                                          Personnel     Other      Total
                                         ----------- ----------- ---------

Balance at January 1, 2003                EUR     -  EUR      -  EUR    -
 Charges to direct revenues and
  expenses                                   12,707         992    13,699
 Restructuring liabilities related to
  the
  acquisition of Solutia                      4,590           -     4,590
 Cash payments                               (4,147)        (90)   (4,237)
                                         ----------- ----------- ---------
Balance at December 31, 2003             EUR 13,150  EUR    902 EUR14,052
                                         ----------- ----------- ---------
 Charges to direct revenues and
  expenses                                    1,909           -     1,909
 Reduction in estimated costs                (1,322)       (801)   (2,123)
 Cash payments                               (7,772)        (64)   (7,836)
 Reclassification of reserves                (1,616)          -    (1,616)
                                         ----------- ----------- ---------
Balance at December 31, 2004             EUR   4,349 EUR     37  EUR4,386
                                         ----------- ----------- ---------


As of December 31, 2004, the Company had a remaining restructuring accrual of EUR 4,386, of which EUR 2,988 is expected to be paid within one year.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

15. Asset retirement obligations

Upon adoption of SFAS No. 143, the Company evaluated its leased and owned manufacturing and sales related assets and determined that it had legal obligations to return certain assets to their condition before the Company obtained ownership or use of the related asset. On January 1, 2003, the Company recorded an increase in provisions and other liabilities of EUR 7,725, an increase in the gross carrying value of plants, equipment and facilities of EUR 1,662 and related accumulated depreciation of approximately EUR 709 and a charge of EUR 6,772 for the cumulative effect of prior years for depreciation of the additional costs and accretion expense on the asset retirement liability. The provision relates primarily to estimated costs for disposal of building materials and other closure obligations for existing structures upon renovation, closure or dismantlement of certain of the Company's facilities. Revisions to the liability could occur due to changes in removal costs, useful lives or other assumptions used in the estimate.

For the year ended December 31, 2004, the Company did not incur any additional or settle any obligations. Additionally, the Company did not revise any estimates or change any associated assumptions utilized in determining their asset retirement obligations.

A reconciliation of the changes in the asset retirement obligation is depicted below:


                                                For the Years Ended
                                                    December 31,
                                           -----------------------------
                                              2004           2003
                                           -------------- --------------

Beginning balance                           EUR   18,984   EUR    7,725
Liabilities assumed in purchase accounting             -          9,965
Accretion expense                                  1,392          1,294
                                           -------------- --------------

                                            EUR   20,376   EUR   18,984
                                           -------------- --------------

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

16. Debt

Long term debt as of December 31, 2004 and 2003 consisted of the following:



                                        Final     Interest       December 31,
                                                            ------------------------
                                       Maturity     Rate        2004         2003
                                     ---------------------- -----------  -----------

Surface Specialties Malaysia Sdn.Bhd.       2010       4.3% EUR  4,745   EUR  5,133
Surface Specialties Malaysia Sdn.Bhd.       2006       6.4%      1,928        3,129
Surface Specialty Shanghai Co. Ltd.         2004       6.2%          -        5,749
Surface Specialties Austria GmbH            2026       2.5%      1,504        1,582
Surface Specialties Korea Co. Ltd.   2004 - 2011       5.8%        424          968
                                                            -----------  -----------
Subtotal                                                    EUR  8,601   EUR 16,561
                                                            -----------  -----------
Less: Current portion of long term
 debt                                                           (1,084)      (7,335)
                                                            -----------  -----------
Total                                                       EUR  7,517   EUR  9,226
                                                            -----------  -----------

Per the debt agreements, the lenders reserve the right to deem the notes in default, and in those limited circumstances, could accelerate payment of the outstanding loan balances, should the Company undergo a material adverse event. While the criteria defining a material adverse event are not objectively determinable, the Company does not believe its exercise is probable. In addition, the Company believes that the note agreements are long-term in nature. Accordingly, the Company continues to consider classifications of its loans as long term, with the exception of the current portion which is due within one year.

The outstanding debt as of December 31, 2004 matures as follows:



                                        2005  EUR  1,084
                                        2006       2,099
                                        2007       1,134
                                        2008       1,136
                                        2009       1,138
Thereafter                                         2,010
                                              -----------
                                              EUR  8,601
                                              -----------


The Company had short term borrowings outstanding in China, Japan, Malaysia and Korea in the amount of EUR 30,000 and EUR 21,521 as of December 31, 2004 and 2003, respectively.

Pursuant to the Agreement, each legal entity of the Surface Specialties business has a maximum amount of third party financial debt to be included in the closing of the sale. In aggregate, the maximum amount of acceptable indebtedness to be assumed is EUR 40,500.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------


17. Stock compensation plans

UCB's shareholders at the Extraordinary General Meeting held on June 9,
1998 authorized the Board of Directors to grant at its meeting on the April 16, 1999, rights to subscribe for shares (hereafter called options) of the UCB's common stock. Options under these plans have been granted to directors and senior management to purchase shares of common stock at or above the fair market value at the date of grant. Generally, these options, whether granted from the 1999 grant, or subsequent annual grants under this original plan, become exercisable over staggered periods, but expire after 10 years from the date of the grant. In July 2003, a plan amendment due to a change in legislation was approved by the Belgium regulatory authorities that allowed those options granted to Belgium employees a term of 13 years from date of grant. Options generally have a three to four-year service period and only become exercisable at the end of that period. All options not exercised expire ten years after the date of grant, with the exception of Belgium employees with a term of 13 years.

Stock-based compensation activity pertaining to Surface Specialties employees that participated in the UCB Stock Option Plan is as follows:


                                              Weighted       Number of       Weighted
                               Number of      Average         Options        Average
Number of options or EUR        Options    Exercise Price   Exercisable   Exercise Price
                              ----------- ---------------- ------------- ----------------

Balance at January 1, 2003       223,380            39.20             -                -
  Options granted                103,800            26.86
  Options forfeited/expired      (11,400)           39.87
                              -----------
Balance at December 31, 2003     315,780            35.12        27,400    EUR   43.19
                              -----------
  Options granted                 96,700            40.11
  Options forfeited/expired      (26,200)           37.80
                              -----------
Balance at December 31, 2004     386,280            36.19        65,900    EUR   40.32
                              -----------

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

The following table summarizes information about stock options outstanding at December 31, 2004.


                                                             Weighted
                                              Weighted        Average
                               Number of      Average        Remaining
Exercise Price                  Options    Exercise Price  Life (years)
                              ----------- ---------------- -------------

Outstanding
EUR  26.58 to EUR  27.46         100,600    EUR     26.86           8.4
EUR  34.98 to EUR  35.55          62,400            35.52           6.4
EUR  38.31 to EUR  40.20         137,900            39.65           8.4
EUR  41.04 to EUR  41.68          60,680            41.63           7.4
EUR  43.19                        24,700            43.19           4.4
                              ----------- ---------------- -------------
                                 386,280    EUR     36.19           7.7
                              ----------- ---------------- -------------

Exercisable
EUR  38.31 to EUR  40.20          41,200    EUR     38.59           5.4
EUR  43.19                        24,700            43.19           4.4

The obligation of any outstanding options will be assumed by UCB;
therefore, will not be assumed by the purchaser of the Surface Specialties business.


18. Business segment information and geographic data

The Surface Specialties business is engaged in the development, manufacture and marketing of a specific range of resins and additives mainly for industrial uses. For management purposes, the Company is organized on a worldwide basis and operates in one segment.

Although the Company is managed on a worldwide basis, it operates in four principal geographical areas of the world. The following shows the distribution of the Company's combined Direct revenues by geographical market, regardless of where the product was produced:


                                                         Direct Revenues
                                                       For the Years Ended
                                                           December 31,
                                                    --------------------------
                                                       2004          2003
                                                    ------------ -------------

Europe, including Africa and Middle
 East                                               EUR 555,548   EUR 542,046
North America                                           323,611       291,786
Asia Pacific                                            179,678       136,021
South America, including Mexico                          24,620        16,798
                                                    ------------ -------------
Total                                               EUR1,083,457  EUR  986,651
                                                    ------------ -------------

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

Direct revenues by business line is as follows:


                                                         Direct Revenues
                                                       For the Years Ended
                                                           December 31,
                                                    --------------------------
                                                       2004          2003
                                                    ------------ -------------

Liquid Coating Resins                               EUR 342,679   EUR 310,527
Radcure                                                 297,752       263,825
Powders                                                 214,861       197,484
Technical Resins                                        131,857       122,950
Other Specilaities                                       96,308        91,865
                                                    ------------ -------------
Total                                               EUR1,083,457  EUR 986,651
                                                    ------------ -------------

The following table shows the carrying amount of long-lived assets by geographical area in which the assets are located and includes all non-current assets other than goodwill.


                                                        Carrying Amount of
                                                        Long-Lived Assets
                                                        as of December 31,
                                                    --------------------------
                                                        2004          2003
                                                    ------------ -------------

Europe, including Africa and Middle
 East                                               EUR 294,829   EUR 308,467
North America                                            80,045        88,906
Asia Pacific                                             43,128        47,668
South America, including Mexico                           1,259         1,191
                                                    ------------ -------------
Total                                               EUR 419,261   EUR 446,232
                                                    ------------ -------------

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

19. Commitments and contingent liabilities

Commitments
-----------

The Company enters into operating leases primarily for buildings, vehicles and other equipment under varying terms and conditions.

At December 31, 2004, future minimum rental payments under non-cancelable operating leases were:


                                                           Operating
                                                            Leases
                                                          -----------

                                        2005              EUR  2,680
                                        2006                   2,421
                                        2007                   1,966
                                        2008                     932
                                        2009                     830
Thereafter                                                       418
                                                          -----------
Total minimum payments required                           EUR  9,247
                                                          -----------

Total rent expense for all operating leases approximated EUR 4,976 and EUR 4,233 for the years ended December 31, 2004 and 2003, respectively.

Contingent Liabilities
----------------------

Environmental Matters
The Company is subject to the oversight of various environmental laws and agencies. The Company is currently preparing, has under review, or is implementing environmental investigations and cleanup plans at the sites in Drogenbos and Schoonaarde, Belgium; Hamburg and Weisbaden, Germany; Werndorf and Graz, Austria; and San Fernando, Spain.

At December 31, 2004 and 2003, the Company has accrued EUR 30,220 and EUR 28,486, respectively, for environmental cleanup-related costs of which EUR 465 and nil, respectively, is expected to be paid within one year. The long term reserves are included in "Environmental reserves" within Provisions and other liabilities on the Combined Special Purpose Statements of Assets and Liabilities to be Acquired. The Company believes these costs are probable and reasonably estimable based on an assessment of relevant factors and assumptions of the ultimate settlement amounts for these sites. The amount of these liabilities could be affected by changes in facts or assumptions not currently known to management. During 2004 and 2003, the Company recorded environmental charges of EUR 1,734 and EUR 3,349, respectively. These charges are reflected in Direct cost of sales in the Combined Special Purpose Statements of Direct Revenues and Expenses.

In connection with the investigations by Openbare Afvalstoffenmaatschappij voor het Vlaamse Gewest ("OVAM"), the Public Waste Agency for the Flanders region of Belgium, separate investigations of the Drogenbos and Schoonaarde plants have taken place. The Company has received notice from OVAM of the presence of soil contamination by heavy metals and the need for that contamination to be remediated at the Drogenbos plant. Estimates based on environmental studies have indicated a liability at the Drogenbos plant of EUR 6,000 at December 31, 2004 and 2003 and a range of the exposure at the Schoonaarde plant from EUR 11,313 to EUR 19,257, with the Company's best estimate of EUR 17,486, at December 31, 2004 and 2003. Remediation is not anticipated to start at either site before 2006.

Surface Specialties
(A business of UCB Group)
Notes to Combined Special Purpose Financial Statements (continued)
--------------------------------------------------------------------------------

In connection with the purchase of certain assets in Hamburg associated with the Solutia acquisition (Note 9), the Company has assumed a pre-existing environmental liability of EUR 5,000 arising from events occurring prior to the closing, subject to certain exceptions. In October 2002, Solutia entered into a public law contract between the authorities and the different parties involved in the soil and groundwater contamination that identified the responsibilities of each party.

During the year ended December 31, 2004, the Company recorded environmental charges of EUR 983 pertaining to its Hamburg site and EUR 751 for the Werndorf, Weisbaden, Graz and San Fernando sites.

There can be no assurances that environmental laws and regulations will not become more stringent in the future or that the Company will not incur significant costs in the future to comply with such laws and regulations. While it is not possible to predict with certainty, management believes environmental cleanup-related reserves at December 31, 2004 are reasonable and adequate, and environmental matters are not expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

As part of the sale of Surface Specialties, UCB will assume for a period of seven years all claims related to undisclosed obligations that pertain to environmental matters of the Company as of the closing of the sale transaction and will indemnify the purchaser of Surface Specialties for part of such obligations according to a pre-agreed upon sharing mechanism

Guarantees
Pursuant to the Agreement, UCB removed or released, in respect of all obligations of the Company under each of the guarantees, indemnities, surety bonds, letter of credit and letters of comfort.

Other Contingencies
The Surface Specialties business is a party to various claims and litigation arising from the normal course of business, including environmental claims and product liability. The Company accrues for contingencies in the period when it becomes probable that a liability has been incurred and the amounts are reasonably estimable. While there can be no certainty that the Company may not ultimately incur charges in excess of presently established accruals, management believes that such additional charges, if any, will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

20. Subsequent events

On February 28, 2005, Cytec purchased all of the issued and outstanding shares of capital stock of Surface Specialties S.A. and 6.0% of the shares of Surface Specialties Holding Germany GmbH and purchased certain assets and assumed certain liabilities of UCB pertaining to the Surface Specialties business pursuant to the Agreement between UCB and Cytec.

Cytec has agreed with the Commission of the European Communities and the U.S. Federal Trade Commission that it will divest the amino resins business of the Company and that, prior to the divestiture, it will hold the amino resins business separate.